Exhibit 99.1

NEWS RELEASE
ASSOCIATED MATERIALS, LLC TO HOLD
FIRST QUARTER EARNINGS CONFERENCE CALL

CUYAHOGA FALLS, Ohio, May 9, 2013 — Associated Materials, LLC (the “Company”) today announced that its first quarter earnings conference call will be held on Friday, May 17th at 11:00 a.m. Eastern Time. The conference call may be accessed at the telephone dial-in provided below. Company President and Chief Executive Officer, Jerry W. Burris, and Chief Financial Officer, Paul Morrisroe, will participate.

What:	Associated Materials, LLC First Quarter Earnings Conference Call

When:	May 17, 2013 at 11:00 a.m. Eastern Time

Where:	Conference call dial-in number: (800) 678-7147

Conference call identification number to join the call: 70636252

Contact:	Sherry Wharton, (330) 922-2033

The call will be available for replay at either of the following numbers with the above conference call identification number through May 24, 2013: (855) 859-2056 or (404) 537-3406

About Associated Materials, LLC
The Company was founded in 1947 when it first introduced residential aluminum siding under the Alside® name and is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. The Company produces a comprehensive offering of exterior building products, including vinyl windows, vinyl siding, aluminum trim coil and aluminum and steel siding and accessories, which are produced at the Company’s 11 manufacturing facilities. The Company also sells complementary products that are manufactured by third parties, such as roofing materials, insulation, exterior doors, vinyl siding in a shake and scallop design and installation equipment and tools, which are largely distributed through the company-operated supply centers. In addition, the Company offers full-service product installation services primarily for our vinyl siding and vinyl window products.

For more information about the Company and its products, please visit: www.associatedmaterials.com or contact Paul Morrisroe, Chief Financial Officer, 330-922-7743.